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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) June 29, 1999


                                  S2 GOLF INC.
             (Exact Name or Registrant as Specified in its Charter)


          New Jersey                     0-14146                 22-2388568
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)         (Identification No.)

     18 Gloria Lane, Fairfield, NJ                                  07004
(Address of Principal Executive Office)                          (Zip Code)

                                 (201) 227-7783
              (Registrant's telephone number, including area code)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 29, 1999, S2 Golf Inc. (the "Company") engaged Rothstein, Kass & Company, P.C. (the "Independent Public Accountants") to serve as the principal accountants to audit the Company's financial statements.

On June 24, 1999, the Audit Committee of the Board of Directors of the Company voted to approve the appointment of the Independent Public Accountants.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           S2 GOLF INC.

Date: 6/29/99                              /s/ Douglas A. Buffington


                                           By: Douglas A. Buffington
                                               President and Chief
                                               Operating Officer